Exhibit 99.1


[FAIRPOINT COMMUNICATIONS LOGO]


FOR IMMEDIATE RELEASE                                CONTACT: Timothy W. Henry
                                                     Telephone: (704) 344.8150
                                                     Email: Thenry@fairpoint.com



               FAIRPOINT REPORTS OPERATING RESULTS FOR THE FOURTH
                QUARTER AND FISCAL YEAR ENDED DECEMBER 31, 2004


CHARLOTTE, N.C. (March 22, 2005) - FairPoint Communications, Inc. (NYSE:FRP) ("FairPoint") today announced financial results for the fourth quarter and fiscal year ended December 31, 2004. Highlights include:

o Reporting operating revenues of $63.8 million for the fourth quarter, a 6.8% increase from the same period in 2003, and $252.6 million for the full year, a 9.2 % increase from the prior year.
o Reporting a consolidated net loss of $10.8 million (including a non-recurring expense of $6.0 million) and a loss per share of $1.13 for the fourth quarter.
o Reporting a consolidated net loss of $23.7 million (including a non-recurring expense of $6.0 million) and a loss per share of $2.50 for the full year 2004.
o Generating Adjusted EBITDA (as defined herein) of $35.6 million for the fourth quarter (excluding a non-recurring expense of $6.0 million), an 8.5% increase compared to the same period in 2003, and $141.2 million for the full year, a 6.5% increase from the prior year.

"We are pleased with our 2004 financial progress," said Gene Johnson, chief executive officer and chairman. "Our focus on driving top line revenue growth and delivering an exceptional experience to our customers resulted in significant DSL growth in 2004."

"Our full year results demonstrate our ability to execute our business strategy of increasing top line revenue growth, improving operating efficiencies and pursuing selective acquisitions which contribute to increasing the company's free cash flow. This is evidenced by the 8.5% increase in revenues reported for the full year 2004 and a resulting increase in our Adjusted EBITDA of 6.5%, an $8.6 million increase over the prior year," said Johnson. "In December 2003, we acquired Community Service Telephone Company located adjacent to our Maine exchanges and by year-end 2004 had successfully integrated this company into our operations."

"We intend to continue executing our business strategy in 2005, emphasizing further gains in product penetration and striving to improve operational efficiencies," said Johnson. "We will also continue to seek acquisitions which are accretive to our shareholders and the free cash flow of the company, such as the announced acquisition of Berkshire Telephone Corporation, which we expect to close in the second quarter of 2005."

Results for the fourth quarter ended December 31, 2004

FairPoint reported consolidated revenues from continuing operations for the three months ended December 31, 2004 of $63.8 million, an increase of 6.8% or $4.0 million compared to the three months ended December 31, 2003 of $59.8 million. Revenues from our existing operations increased $2.4 million for the three months ended December 31, 2004 over the same period in 2003, with an additional $1.6 million contributed by Community Service Telephone Company ("CST", a company acquired by us in December 2003). Growth in local service, interstate access, data / Internet, and long distance revenues contributed to the improved top line revenue increase compared to the same period in 2003.

Income from continuing operations was $18.1 million for the three months ended December 31, 2004 compared to $18.3 million for the three months ended December 31, 2003, a 1.1% decrease. Total operating expenses (including depreciation and amortization) increased $4.2 million or 10.2% for the three months ended December 31, 2004 compared to the same period in the prior year. Cash operating expenses increased by $2.8 million to $32.4 million, a 9.6% increase compared to the three-month period ended December 31, 2003. This change was primarily attributable to increases in cost of goods sold related to the growth of our digital subscriber line ("DSL") and long distance customer base, an increase in employee compensation costs, and an increase in uncollectible expense due to a recovery in 2003 of a written-off inter-exchange carrier expense.

FairPoint reported a net loss of $10.8 million or a loss per share of $1.13 for the three months ended December 31, 2004, compared to a net loss of $3.4 million for the same period in 2003. Excluding a non-recurring expense of $6.0 million, the net loss for the quarter was $4.8 million or a loss per share of $0.51.


Results for the fiscal year ended December 31, 2004

FairPoint reported full year consolidated revenues from continuing operations of $252.6 million, an increase of 9.2% or $21.2 million over 2003 revenues of $231.4 million. Revenues from our existing operations increased $13.0 million compared to 2003, with an additional $8.2 million contributed by the CST acquisition. Revenue growth was reported in each revenue category with exception of intrastate revenues, which declined by $1.6 million. The reduction in intrastate revenue primarily occurred at our Maine businesses due to state regulatory changes that shifted revenue from intrastate access to local service revenues.

Income from continuing operations was $73.6 million for the twelve-month period ended December 31, 2004, an increase of 2.1% compared to $72.1 million in 2003. Total operating expenses (including depreciation and amortization) increased 12.4% in 2004 compared to the prior year. Cash operating expenses increased by 15.8% or $17.6 million to $128.8 million. The CST acquisition represented $4.1 million of the increase in cash operating expenses while the remainder was attributed to existing operations. The increase in cash operating expense for existing operations was attributable to increases in cost of goods sold and operational expenses related to our expanded DSL and long distance customer base, wage and benefit increases, billing costs related to the conversion of our billing systems to a single platform and higher advertising and promotional expenses related to our DSL and long distance marketing initiatives.

FairPoint reported a net loss for the twelve-month period ending December 31, 2004 of $23.7 million (including a one-time expense of $6.0 million) or a loss per share of $2.50, compared to a net loss of $4.3 million for the same period in 2003. Excluding a non-recurring expense of $6.0 million, net loss for the twelve-month period was $17.7 million or a loss per share of $1.87. During the fourth quarter of 2004, we recorded a one-time expense of $6.0 million associated with our abandoned offering of Income Deposit Securities. The 2004 increase in net loss was attributable to an increase in interest expense related to the issuance of the 11 7/8% Senior Notes in March 2003. Also contributing to the year-over-year difference was the fact that in 2003, we also reported income from discontinued operations and disposal of assets of discontinued operations of $9.9 million.


Fourth quarter and fiscal year ended December 31, 2004 operational highlights

Total access line equivalents were 271,150 as of December 31, 2004, representing an increase of 2.6% from 264,308 as of December 31, 2003. Voice access lines decreased by 2.9% for the twelve month period to 239,274 compared to 246,371 as of December 31, 2003. At year end 2004, DSL customers totaled 31,876, representing an increase of 77.7% from the prior year.

In the fourth quarter, voice access lines decreased by 2,997, compared to 1,828 in the third quarter of 2004. Correspondingly, DSL subscriber growth in the fourth quarter of 2004 was 1,456 compared to 2,069 in the third quarter 2004. In the fourth quarter the company controlled DSL growth striving for greater profitability and reduced churn contrasted against an aggressive sales promotion / customer penetration strategy pursued earlier in the year. At year end 2004, DSL penetration was 13.3% of voice access lines compared to 7.3% penetration at year end 2003. Our total broadband penetration utilizing DSL, cable and wireless technologies was 14.0% of voice access lines, compared to 7.6% for the prior year.

During the second half of 2004, we began to aggressively sell a voice bundled offering consisting of local voice, long distance and enhanced calling services. This effort has contributed to an increase in long distance penetration. At year-end 2004, interstate long distance penetration was 38.4% of voice access lines compared to 31.4% at year-end 2003, an 18.9% year-over-year increase.

Capital expenditures in the fourth quarter were $12.1 million and for 2004 were $36.5 million. This annual number includes non-recurring capital expenditures of approximately $4.4 million relating to the conversion of our billing systems into an integrated billing platform and approximately $9.0 relating to the final stages of our DSL initiative.


Recent Developments

On February 8, 2005, FairPoint completed an initial public offering ("the IPO") of 25,000,000 shares of its common stock at a price to the public of $18.50 per share. In connection with the IPO, we obtained a new senior secured credit facility consisting of a $100 million revolving facility and a $588.5 million B-Term loan facility of which $22.5 million is a delayed term loan commitment that may be used to redeem any of FairPoint's 12 1/2% senior subordinated notes due 2010, which were not tendered in the tender offer for such notes. These notes are callable beginning on May 1, 2005.

FairPoint used the proceeds from the IPO and borrowings under its new credit facility primarily to refinance its existing credit facility, consummate tender offers for its outstanding high yield debt, redeem its series A preferred stock, repay operating subsidiary debt and pay related fees and expenses.


Non-GAAP Measures

FairPoint's EBITDA for the three months and twelve months ended December 31, 2004 was $29.5 million and $130.8, respectively. Our Adjusted EBITDA for the 2004 fourth quarter was $35.6 million, an 8.5% increase from the corresponding period in the prior year. Adjusted EBITDA for the twelve months ended December 31, 2004 was $141.2 million, representing an increase of 6.5% compared to the prior year.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. For additional information regarding EBITDA and Adjusted EBITDA, and a reconciliation of such measures to the most comparable financial measures calculated in accordance with GAAP, please review the attachments to this press release.

EBITDA means net income (loss) before income (loss) from discontinued operations, interest expenses, income taxes, and depreciation and amortization. FairPoint believes EBITDA is useful to investors because EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, liquidity and leverage. We believe EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. We also believe that EBITDA is useful as a means to evaluate our ability to pay dividends. While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP.

Certain covenants in our new credit facility contain ratios based on Adjusted EBITDA and the restricted payment covenant in our new credit facility regulating the payment of dividends on our common stock is based on Adjusted EBITDA. Adjusted EBITDA for any period is defined in our new credit facility as (1) the sum of Consolidated Net Income (which is defined in our new credit facility and includes distributions from investments), plus the following to the extent deducted from consolidated net income: provision for taxes, consolidated interest expense, depreciation, amortization, losses on sales of assets and other extraordinary losses, and certain other non-cash items, each as defined, minus (2) gains on sales of assets and other extraordinary gains and all non-cash items increasing consolidated net income for the period.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the Securities and Exchange Commission.

About FairPoint

FairPoint is a leading provider of communications services to rural communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 26 rural local exchange companies (RLECs) located in 17 states. FairPoint serves customers with approximately 271,150 access line equivalents (voice plus digital subscriber lines) as of December 31, 2004 and offers an array of services including local and long distance voice, data, Internet and broadband offerings.


Forward Looking Statement

This press release may contain forward-looking statements that are not based on historical fact, including without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "indicated" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described in FairPoint Communications, Inc.'s Registration Statement on Form S-1 on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint Communications, Inc. undertakes no duty to update this information.



                                      # # #

Attachments

                FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets




                                                                    December 31,     December 31,
                                                                       2004             2003
                                                                ------------------ -----------------
                                                                   (unaudited)
                                                                       (Dollars in thousands)
                                     Assets
Current assets:
      Cash                                                        $        3,595             5,603
      Accounts receivable, net                                            30,203            28,845
      Other                                                                6,805             7,545
      Assets of discontinued operations                                      102               105
                                                                ------------------ -----------------
Total current assets                                                      40,705            42,098
                                                                ------------------ -----------------
Property, plant, and equipment, net                                      252,262           266,706
                                                                ------------------ -----------------
Other assets:
      Investments                                                         37,749            41,792
      Goodwill                                                           468,508           468,845
      Deferred charges and other assets                                   19,912            23,627
                                                                ------------------ -----------------
Total other assets                                                       526,169           534,264
                                                                ------------------ -----------------
Total assets                                                      $      819,136           843,068
                                                                ================== =================

                      Liabilities and Stockholders' Deficit
Current liabilities:
      Accounts payable                                            $       14,184            14,671
      Current portion of long-term debt and other
           long-term liabilities                                             624            22,127
      Demand notes payable                                                   382               407
      Accrued interest payable                                            16,582            16,739
      Other accrued liabilities                                           15,872            15,154
      Liabilities of discontinued operations                               2,262             4,461
                                                                ------------------ -----------------
Total current liabilities                                                 49,906            73,559
                                                                ------------------ -----------------
Long-term liabilities:
      Long-term debt, net of current portion                             809,908           803,578
      Preferred shares subject to mandatory redemption                   116,880            96,699
      Liabilities of discontinued operations                               1,580             2,571
      Deferred credits and other long-term liabilities                    12,667            12,463
                                                                ------------------ -----------------
Total long-term liabilities                                              941,035           915,311
                                                                ------------------ -----------------
Commitments and contingencies
Minority interest                                                             11                15
                                                                ------------------ -----------------
Common stock subject to put options                                        1,136             2,136
                                                                ------------------ -----------------
Stockholders' deficit:
      Common stock                                                            94                94
      Additional paid-in capital                                         198,519           198,470
      Accumulated other comprehensive income                                  --             1,366
      Accumulated deficit                                               (371,565)         (347,883)
                                                                ------------------ -----------------
Total stockholders' deficit                                             (172,952)         (147,953)
                                                                ------------------ -----------------
Total liabilities and stockholders' deficit                       $      819,136           843,068
                                                                ================== =================



                                      FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
                                      Condensed Consolidated Statements of Operations
                                                        (Unaudited)
===========================================================================================================================
                                                                          Three months ended      Twelve months ended
                                                                              December 31,            December 31,
                                                                      -------------------------- --------------------------
                                                                            2004        2003        2004        2003
                                                                                       (Dollars in thousands)
---------------------------------------------------------------------------------------------------------------------------
Revenues                                                             $      63,807      59,769     252,645     231,432
---------------------------------------------------------------------------------------------------------------------------
Operating expenses:
      Operating expenses, excluding depreciation
           and amortization and stock-based
           compensation                                                     32,400      29,564     128,755     111,188
      Depreciation and amortization                                         13,411      11,908      50,287      48,089
      Stock-based compensation                                                 (84)         15          49          15
---------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                                    45,727      41,487     179,091     159,292
---------------------------------------------------------------------------------------------------------------------------
Income from operations                                                      18,080      18,282      73,554      72,140
---------------------------------------------------------------------------------------------------------------------------
Other income (expense):
      Net gain (loss) on sale of investments and
           other assets and impairment losses                                   (5)         13        (245)        608
      Interest and dividend income                                           1,006         528       2,335       1,792
      Interest expense                                                     (26,617)    (25,585)   (104,315)    (90,224)
      Equity in net earnings of investees                                    2,970       2,857      10,899      10,092
      Realized and unrealized losses on
           interest rate swaps                                                  --        (177)       (112)     (1,387)
      Other nonoperating, net                                               (5,951)         --      (5,951)     (1,505)
---------------------------------------------------------------------------------------------------------------------------
Total other expense                                                        (28,597)    (22,364)    (97,389)    (80,624)
---------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before
      income taxes                                                         (10,517)     (4,082)    (23,835)     (8,484)
Income tax benefit (expense)                                                  (237)        486        (516)        236
Minority interest in income of subsidiaries                                     (1)         (1)         (2)         (2)
---------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                            (10,755)     (3,597)    (24,353)     (8,250)
---------------------------------------------------------------------------------------------------------------------------
      Income from Discontinued operations                                       --          --          --       1,929
      Gain from Discontinued operations                                         --         195         671       7,992
---------------------------------------------------------------------------------------------------------------------------
Discontinued operations                                                         --         195         671       9,921
---------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                          (10,755)     (3,402)    (23,682)      1,671
Redeemable preferred stock dividends
      and accretion                                                             --          --          --      (8,892)
Gain on repurchase of redeemable
      preferred stock                                                           --          --          --       2,905
---------------------------------------------------------------------------------------------------------------------------
Net income (loss) attributed to common
      stockholders                                                   $     (10,755)     (3,402)    (23,682)     (4,316)
===========================================================================================================================
Weighted average shares outstanding:
      Basic                                                                  9,468       9,483       9,468       9,483
      Diluted                                                                9,468       9,483       9,468       9,483
===========================================================================================================================
Basic and diluted loss from continuing operations per share          $       (1.13)      (0.38)      (2.57)      (1.50)
===========================================================================================================================
Basic and diluted earnings from discontinued operations
      per share                                                                 --        0.02        0.07        1.04
===========================================================================================================================
Basic and diluted earnings (loss) per share                                  (1.13)      (0.36)      (2.50)      (0.46)
===========================================================================================================================

                 FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)



                                                                                                    Twelve months ended
                                                                                                        December 31,
                                                                                               --------------------------------
                                                                                                   2004              2003
                                                                                               ---------------   --------------
                                                                                                   (Dollars in thousands)
Cash flows from operating activities:
      Net income (loss)                                                                        $      (23,682)           1,671
                                                                                               ---------------   --------------
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
          Income from discontinued operations                                                            (671)          (9,921)
          Gain on disposal of discontinued telco operations                                                --               --
          Dividends and accretion on shares subject to mandatory redemption                            20,181            9,049
          Amortization of debt issue costs                                                              4,603            4,171
          Depreciation and amortization                                                                50,287           48,089
          Gain on early retirement of debt                                                                 --           (3,465)
          Write-off of debt issue costs                                                                 5,951            4,968
          Minority interest in income of subsidiaries                                                       2                2
          Income from equity method investments                                                       (10,899)         (10,092)
          Other non cash items                                                                          1,129           (6,499)
          Changes in assets and liabilities arising from operations:
              Accounts receivable and other current assets                                             (3,157)          (4,572)
              Accounts payable and accrued expenses                                                     1,868            1,019
              Income taxes                                                                               (138)            (149)
              Other assets/liabilities                                                                    501           (1,437)
                                                                                               ---------------   --------------
                  Total adjustments                                                                    69,657           31,163
                                                                                               ---------------   --------------
                      Net cash provided by operating activities of continuing operations               45,975           32,834
                                                                                               ---------------   --------------
Cash flows from investing activities of continuing operations:
      Acquisitions of telephone properties                                                               (225)         (33,114)
      Net capital additions                                                                           (35,961)         (33,218)
      Distributions from investments                                                                   15,017           10,775
      Net proceeds from sales of investments and other assets                                             328            2,100
      Other, net                                                                                         (145)            (553)
                                                                                               ---------------   --------------
          Net cash used in investing activities of continuing operations                              (20,986)         (54,010)
                                                                                               ---------------   --------------
Cash flows from financing activities of continuing operations:
      Debt issue and offering costs                                                                    (7,750)         (15,593)
      Proceeds from issuance of long-term debt                                                        178,550          317,680
      Repayments of long-term debt                                                                   (193,761)        (294,414)
      Repurchase of preferred and common stock                                                         (1,005)          (9,649)
                                                                                               ---------------   --------------
          Net cash used in financing activities of continuing operations                              (23,966)          (1,976)
                                                                                               ---------------   --------------
          Net cash contributed from (to) continuing operations to
              (from) discontinued operations                                                           (3,031)          23,361
                                                                                               ---------------   --------------
          Net increase in cash                                                                         (2,008)             209
Cash, beginning of period                                                                               5,603            5,394
                                                                                               ---------------   --------------
Cash, end of period                                                                            $        3,595            5,603
                                                                                               ===============   ==============
Supplemental disclosures of noncash financing activities:
      Redeemable preferred stock dividends paid in kind                                        $           --            8,163
                                                                                               ===============   ==============
      Gain on repurchase of redeemable preferred stock                                         $           --            2,905
                                                                                               ===============   ==============
      Accretion of redeemable preferred stock                                                  $           --              729
                                                                                               ===============   ==============
      Long-term debt issued in connection with Carrier Services'
          Tranche B interest payment                                                           $          115            1,548
                                                                                               ===============   ==============

                         FairPoint Communications, Inc.

                             EBITDA Reconciliation

        For the Three and Twelve Months Ended December 31, 2004 and 2003




                                                                         Three-Months Ended           Three-Months Ended
                                                                             12/31/04                     12/31/03
                                                                         ------------------           ------------------

                                                                                     (Dollars in Thousands)

Net cash provided by operating activities of continuing operations      $            13,117           $            9,176
Adjustments:
       Depreciation and amortization                                                (13,411)                     (11,908)
       Impairment of investments                                                       (349)                           -
       Other non-cash items                                                          (9,427)                      (1,902)
       Changes in assets and liabilities arising from continuing
            operations, net of acquisitions                                            (686)                       1,037
                                                                         -------------------           ------------------
Income from continuing operations                                                   (10,756)                      (3,597)
Adjustments:
       Interest expense                                                              26,617                       25,585
       Provision for income taxes                                                       237                         (486)
       Depreciation and amortization                                                 13,411                       11,908
                                                                         -------------------           ------------------
EBITDA                                                                               29,509                       33,410
Adjustments:
       Net (gain) loss on sale of investments and other assets                         (344)                         (13)
       Impairment of investments                                                        349                            -
       Equity in earnings of investee                                                (2,970)                      (2,857)
       Distributions from investments                                                 3,207                        2,125
       Realized and unrealized losses on interest rate swaps                              -                          177
       Loss on early retirement of debt                                                   -                            -
       Non-cash stock based compensation                                                (84)                          15
       Write-off of costs associated with an abandoned offering                           -                            -
            of Income Deposit Securities                                              5,951                            -
       Deferred patronage dividends                                                     (40)                         (61)
                                                                         -------------------           ------------------
Adjusted Consolidated EBITDA                                            $            35,578           $           32,796
                                                                         ===================           ==================

========================================================================================================================


                                                                         Three-Months Ended           Three-Months Ended
                                                                             12/31/04                     12/31/03
                                                                         ------------------           ------------------

                                                                                     (Dollars in Thousands)
Net cash provided by operating activities of continuing operations      $            45,975           $           32,834
Adjustments:
       Depreciation and amortization                                                (50,287)                     (48,089)
       Impairment of investments                                                       (349)                           -
       Other non-cash items                                                         (20,618)                       1,866
       Changes in assets and liabilities arising from continuing
            operations, net of acquisitions                                             926                        5,139
                                                                         -------------------           ------------------
Income (loss) from continuing operations                                            (24,353)                      (8,250)
Adjustments:
       Interest expense                                                             104,315                       90,224
       Provision for income taxes                                                       516                         (236)
       Depreciation and amortization                                                 50,287                       48,089
                                                                         -------------------           ------------------
EBITDA                                                                              130,765                      129,827
Adjustments:
       Net (gain) loss on sale of investments and other assets                         (104)                        (608)
       Impairment of investments                                                        349                            -
       Equity in earnings of investee                                               (10,899)                     (10,092)
       Distributions from investments                                                15,017                       10,775
       Realized and unrealized losses on interest rate swaps                            112                        1,387
       Loss on early retirement of debt                                                   -                        1,503
       Non-cash stock based compensation                                                 49                           15
       Write-off of costs associated with an abandoned offering
            of Income Deposit Securities                                              5,951                            -
       Deferred patronage dividends                                                     (84)                        (233)
                                                                         -------------------           ------------------
Adjusted Consolidated EBITDA                                            $           141,156           $          132,574
                                                                         ===================           ==================


EBITDA means net income (loss) before income (loss) from discontinued operations, interest expense, income taxes, and depreciation and amortization. We believe EBITDA is useful to investors because EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, liquidity and leverage. We believe EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. We also believe that EBITDA is useful as a means to evaluate our ability to pay dividends. While providing useful information , EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP.

Certain covenants in our credit facility contain ratios based on Adjusted EBITDA and the restricted payment covenant in our credit facility regulating the payment of dividends on our common stock is based on Adjusted EBITDA. Adjusted EBITDA for any period is defined in our credit facility as (1) the sum of Consolidated Net Income (which is defined in our credit facility and includes distributions from investments), plus the following to the extent deducted from consolidated net income: provision for taxes, consolidated interest expense, depreciation, amortization, losses on sales of assets and other extraordinary losses, and certain other non-cash items, each as defined, minus (2) gains on sales of assets and other extraordinary gains and all non-cash items increasing consolidated net income for the period.

                         FairPoint Communications, Inc.

    Consolidated and Rural Local Exchange Comparative Financial Information

        For the Three and Twelve Months Ended December 31, 2004 and 2003




($ thousands)                                                                   Three-Months Ended           Three-Months Ended
                                                                                     12/31/04                     12/31/03
                                                                             -----------------------         ----------------------
Consolidated Results from Continuing Operations:
     Revenues                                                               $              63,807           $           59,769
     Operating expenses                                                                    45,727                       41,487
                                                                             -----------------------         ----------------------
     Income from operations                                                                18,080                       18,282
     Other expense                                                                        (28,598)                     (22,364)
                                                                             -----------------------         ----------------------
     Income from continuing operations before income taxes                                (10,518)                      (4,082)
     Income taxes                                                                            (237)                         486
     Minority Interest in income of subsidiaries                                               (1)                          (1)
     Income from discontinued operations                                                        -                          195
                                                                             -----------------------         ----------------------
     Net income (loss)                                                      $             (10,756)          $           (3,402)
                                                                             =======================         ======================

     Adjusted Consolidated EBITDA                                           $              35,578           $           32,796
     Free Cash Flow                                                                        (1,853)                      (2,770)

     Other information:
     -----------------
     Gross property, plant and equipment                                    $             702,995           $          674,554
     Capital expenditures                                                                  12,100                       13,982
     Cash interest expense (adjusted for amortization, swap interest and
        accretion on series A preferred stock)                                             20,221                       21,053
     Access line equivalents                                                              271,150                      264,308
          Residential access lines                                                        189,668                      196,145
          Business access lines                                                            49,606                       50,226
          DSL lines                                                                        31,876                       17,937

===================================================================================================================================

($ thousands)                                                                   Three-Months Ended          Three-Months Ended
                                                                                     12/31/04                    12/31/03
                                                                             -----------------------         ----------------------
Consolidated Results from Continuing Operations:
     Revenues                                                               $             252,645          $           231,432
     Operating expenses                                                                   179,091                      159,292
                                                                             -----------------------         ----------------------
     Income from operations                                                                73,554                       72,140
     Other expense                                                                        (97,389)                     (80,624)
                                                                             -----------------------         ----------------------
     Income from continuing operations before income taxes                                (23,835)                      (8,484)
     Income taxes                                                                            (516)                         236
     Minority Interest in income of subsidiaries                                               (2)                          (2)
     Income from discontinued operations                                                      671                        9,921
                                                                             -----------------------         ----------------------
     Net income (loss)                                                      $             (23,682)         $             1,671
                                                                             =======================         ======================

     Adjusted Consolidated EBITDA                                           $             141,156          $           132,574
     Free Cash Flow                                                                        (2,303)                       9,860

     Other information:
     -----------------
     Gross property, plant and equipment                                    $             702,995          $           674,554
     Capital expenditures                                                                  36,492                       33,595
     Cash interest expense (adjusted for amortization, swap interest and
        accretion on series A preferred stock)                                             80,579                       85,137



                                                   FairPoint Communications, Inc.

 Sequential Financial Information for the Quarters ending December 31, September 30, June 30, and March 31, 2004, December 31, 2003


($ thousands)                                                      Three-Months Three-Months  Three-Months Three-Months Three-Months
                                                                      Ended         Ended         Ended         Ended       Ended
                                                                     12/31/04      9/30/04       6/30/04       3/31/04     12/31/03
                                                                    ------------  -----------  -----------  -----------  ----------
Consolidated Results:
 Revenues:
    Local calling services                                          $     15,828  $    15,974  $    15,767  $    15,581  $   14,343
    USF - high cost loop support                                           5,042        5,807        5,850        5,452       4,642
    Interstate access revenue                                             18,236       17,382       17,772       16,907      17,527
    Intrastate access revenue                                             10,509       10,844       10,325       10,711      11,344
    Long distance services                                                 4,508        5,009        4,205        4,044       3,767
    Data and internet services                                             5,504        5,064        4,459        4,027       3,847
    Other services                                                         4,180        5,357        4,038        4,263       4,299
                                                                    ------------  -----------  -----------  -----------  ----------
 Total revenues                                                           63,807       65,437       62,416       60,985      59,769
 Operating expenses                                                       45,727       46,405       44,436       42,524      41,487
                                                                    ------------  -----------  -----------  -----------  ----------
 Income from operations                                                   18,080       19,032       17,980       18,461      18,282
 Other income (expense)                                                  (28,598)     (23,152)     (22,794)     (22,845)    (22,364)
                                                                    ------------- ------------ ------------ ------------ -----------
 Earnings (loss) from continuing
      operations before income taxes                                     (10,518)      (4,120)      (4,814)      (4,384)     (4,082)
 Income taxes                                                               (237)        (105)          49         (223)        486
 Minority interest in income of subsidiaries                                  (1)          --           --           (1)         (1)
 Gain on disposal of assets of discontinued
    operations                                                                --           --          671           --         195
                                                                    ------------- ------------ ------------ ------------ -----------
 Net income (loss)                                                  $    (10,756) $    (4,225) $    (4,094) $    (4,608) $   (3,402)
                                                                    ============= ============ ============ ============ ===========


Free Cash Flow:
Adjusted Consolidated EBITDA                                        $     35,578       34,796       35,295  $    35,487  $   32,796
Less:
 Scheduled principal payments                                              4,873        5,149        5,326       10,524       1,017
 Cash interest expense (adjusted for amortization, swap interest and
    dividend and accretion on series A preferred stock)                   20,221       19,859       20,045       20,454      21,053

 Capital expenditures                                                     12,100        7,767        9,668        6,957      13,982
 Income taxes                                                                237          105          (49)         223        (486)
                                                                    ------------  -----------  -----------  -----------  ----------
Consolidated Free Cash Flow                                         $     (1,853)       1,916          305  $    (2,671) $   (2,770)
                                                                    ============= ============ ============ ============ ===========


                                                                   Three-Months                                         Three-Months
                                                                      Ended                                                 Ended
                                                                     12/31/04                                              12/31/03
                                                                    ------------                                         ----------




Free Cash Flow:
Adjusted Consolidated EBITDA                                        $    141,156                                         $  132,574
Less:
 Scheduled principal payments                                             25,872                                              4,218
 Cash interest expense (adjusted for amortization, swap interest and
    the dividend and accretion on the series A preferred stock)           80,579                                             85,137
 Capital expenditures                                                     36,492                                             33,595
 Income taxes                                                                516                                               (236)
                                                                    -------------                                        -----------
Consolidated Free Cash Flow                                         $     (2,303)                                        $    9,860
                                                                    =============                                        ===========

 Other information:
 Gross property, plant and equipment                                $    702,995      695,537      690,021  $   680,859  $  674,554
 Capital expenditures                                                     12,100        7,767        9,668        6,957      13,982
 Interest expense (adjusted for amortization
    and swap interest)                                                    20,221       19,859       20,045       20,454      21,053
 Access line equivalents                                                 271,150      272,691      272,450      267,790     264,308
    Residential access lines                                             189,668      192,353      194,269      194,385     196,145
    Business access lines                                                 49,606       49,918       49,830       50,097      50,226
    DSL lines                                                             31,876       30,420       28,351       23,308      17,937